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                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation



Listed are the subsidiaries of ACMAT Corporation:


                                                                                 STATE OF
                  NAME                                    OWNERSHIP           INCORPORATION
                  ----                                    ---------           -------------
           ACMAT Companies, Inc.                              100%               Delaware


           AMINS, Inc.                                        100%              Connecticut


           Geremia Electric Co.                               100%              Connecticut


           ACSTAR Holdings, Inc.                              100%               Delaware

           ACSTAR Insurance Co. (1)                           100%                Illinois


           ACMAT of Texas, Inc.                               100%               Delaware


           United Coastal Insurance Company (2)                66%                Arizona


(1) Owned 100% by ACSTAR Holdings, Inc.

(2)  Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company






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